U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                  AMENDMENT #1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ACHIEVERS MAGAZINE INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 2721                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Achievers Magazine, Inc.
Arto Tavukciyan, President
355 Burrard Street, 11th Floor
Vancouver, British Columbia
Canada                                          V6C 2G8
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)689-3983
                                           Fax:(604)689-2502
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.                                                              |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   1,768,900 shares   $0.25       $442,225     $ 56.03
-----------------------------------------------------------------------

(1) Based on the last sales price on July 31, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated September 3, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                   PROSPECTUS
                           ACHIEVERS MAGAZINE INC.
                                1,768,900 SHARES
                                  COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 - 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                            ----------------

             The Date Of This Prospectus Is: September 3, 2004

                                Table Of Contents
                                                                            PAGE
Summary ....................................................................  5
Risk Factors ...............................................................  6
   -  Because we have only recently commenced business operations, we face a high risk of business failure...............................  6
   -  If we are unable to generate significant revenues from our operations, our business will fail....................................  7
   -  If we continue to incur net losses,  our business will fail ..........  7
   -  Our business will fail unless we are able to raise
      additional funds for operations.......................................  7
   -  We currently rely on the Vancouver Sun newspaper to
      distribute our magazine.  If we are unable to renew this
      agreement, we will have to find an alternative source of
      distribution, or our business will fail...............................  7
   -  Because we have only completed part of our business plan, our business has a high risk of failure ..............................  8
   -  If we are unable to hire and retain key personnel, then we may not be able to implement our business plan........................  8
   -  Because our business operations are primarily conducted in
      Canadian dollars, we may be negatively impacted by
      fluctuations in exchange rates........................................  8
   -  Unless a public market develops for our common stock, our shareholders may not be able to sell their shares.....................  8
   -  If a market for our common stock does develop, our stock
      Price may be volatile.................................................  8
   -  Because our directors and officers own 65.38% of our
      Outstanding common stock, they could make and control
      Corporate decisions that may be disadvantageous to minority shareholders..........................................................  9
Use of Proceeds ............................................................  9
Determination of Offering Price ............................................  9
Dilution ...................................................................  9
Selling Shareholders .......................................................  9
Plan of Distribution ....................................................... 14
Legal Proceedings .......................................................... 16
Directors, Executive Officers, Promoters and Control Persons................ 16
Security Ownership of Certain Beneficial Owners and Management.............. 18
Description of Securities .................................................. 19
Interest of Named Experts and Counsel ...................................... 20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................. 20
Organization Within Last Five Years ........................................ 21
Description of Business .................................................... 21
Plan of Operations ......................................................... 26
Description of Property .................................................... 27
Certain Relationships and Related Transactions ............................. 28
Market for Common Equity and Related Stockholder Matters ................... 28
Executive Compensation ..................................................... 29
Financial Statements ....................................................... 31
Changes in and Disagreements with Accountants .............................. 32
Available Information ...................................................... 33

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

Through our wholly owned subsidiary, Achievers Publishing Inc., we are involved in the publication of Achievers Magazine. Since our inception, we have operated at a net loss.

Achievers Magazine contains articles focusing on individuals, institutions, organizations and corporations that have achieved success or are working towards it. We publish a diversity of articles on industry, arts, sciences, government, charities, education, research, food and fashion. While our magazine sells and carries conventional advertising, we generate additional revenue through the participation of individuals and companies in need of publicity. These parties, which are featured in our magazine, pay us a fee for the creation and publication of an article featuring them.

We are publishing and intend to continue publishing four issues of Achievers Magazine each year. To date, we have published four issues.

Pursuant to an agreement with Vancouver Sun, British Columbia's most read daily newspaper, and Canadian Alternative Distribution Services, they have agreed to deliver Achievers Magazine with the Vancouver Sun through 2004 to a minimum of 40,000 high-income households in the greater Vancouver area. For this circulation, we pay a fee of the Canadian dollar equivalent of about $180 per thousand deliveries, or approximately $7,200 per issue.

We were incorporated on February 13, 2003 under the laws of the state of Nevada. Our principal offices are located at 355 Burrard Street, 11th Floor, Vancouver, British Columbia, Canada, V6C 2G8. Our telephone number is (604) 689-3983.

The Offering:

Securities Being Offered     Up to 1,768,900 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders will determine  when  and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The  offering  will  conclude  when   all  of   the
                             1,768,900   shares  of   common   stock  have  been
                             sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             5,108,900 shares of our common stock are issued and
                             outstanding  as of the date of this prospectus. All
                             of   the  common  stock  to  be   sold  under  this
                             prospectus  will  be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common  stock by the  selling shareholders.

Summary Financial Information


Balance Sheet Data
                                July 31, 2003         April 30, 2003
                              (fiscal year end)

Cash                             $13,566                    Nil
Accounts Receivable              $41,552                  $55,317
Total Assets                     $55,118                  $55,317
Liabilities                      $63,966                 $110,321
Total Stockholders' Equity       ($8,848)                ($55,004)

Statement of Operations

                  From Incorporation on
        February 13, 2003 to July 31, 2003

Revenue                  $78,008
Net Loss                ($20,208)

                  Nine months from
            August 1, 2003 to April 30, 2004

Revenue                 $191,466
Net Loss               ($ 47,532)

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. These constitute all of the material risks relating to our offering. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on February 13, 2003. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the fact that completed our first issue of Achievers Magazine in June 2003. We have only completed four issues of our magazine to date. Accordingly, we have minimal operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL.

We have generated revenues from inception on February 13, 2003 to April 30, 2004 totaling $213,073. If we are unable to continue to generate revenues from the sale of advertising and articles in Achievers Magazine, we will not be able to achieve profitability or continue operations.

IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation on February 13, 2003 to April 30, 2004, we incurred cumulative net losses of $45,666. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

OUR BUSINESS WILL FAIL UNLESS WE ARE ABLE TO RAISE ADDITIONAL FUNDS FOR OPERATIONS.

Because we have incurred losses since our incorporation, we will require additional funding in order to continue business operations. to meet our obligations for the next twelve-month period. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. We do not have any arrangements in place for any future equity financing.

WE CURRENTLY RELY ON THE VANCOUVER SUN NEWSPAPER TO DISTRIBUTE OUR MAGAZINE. IF WE ARE UNABLE TO RENEW THIS AGREEMENT, WE WILL HAVE TO FIND AN ALTERNATIVE SOURCE OF DISTRIBUTION, OR OUR BUSINESS WILL FAIL.

Pursuant to an agreement dated February 25, 2003 with the Vancouver Sun newspaper, it has agreed to distribute our magazine to some of its readers at specific rates until December 31, 2004. If we are unable to renew this agreement, we will have to find other entities to distribute our magazine for us. If we are unable to find a suitable distributor, our business will fail. Even if we are able to reach an alternative distribution arrangement, we may have to pay a higher price for such distribution, which would increase our operating expenses.

BECAUSE WE HAVE ONLY COMPLETED PART OF OUR BUSINESS PLAN, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

To date, we have completed only part of our business plan and we can provide no assurance that we will be able to sell enough advertising space in future magazine issues in order to achieve profitability. At April 30, 2004, we had no cash on hand, trade accounts receivable of $55,317 and liabilities of $110,321. As at August 27, 2004, we have cash on hand of $10,966. It is not possible at this time for us to predict with assurance the potential success of our business.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our president, Arto Tavuciyan, who acts as our publisher and creative director; our vice president of editorial production, Lyndon Grove who is the editor of our magazine; and our vice president of marketing and promotion, Alexander Ozer, who is our co-publisher and sales director. The loss of the services of Mr. Tavuciyan, Mr. Grove or Mr. Ozer could result in the failure of our business. Specifically, we rely on Mr. Tavuciyan to oversee the content and creative direction of our magazine, on Mr. Grove to properly edit our magazine content and on Mr. Ozer to ensure the continuation of our magazine distribution. If we lost the services of any of these key persons, it would be difficult to find replacements with similar skills, experience and industry contacts. Each of these individuals may terminate his services with us upon 90 days written notice, with or without cause.

BECAUSE OUR BUSINESS OPERATIONS ARE PRIMARILY CONDUCTED IN CANADIAN DOLLARS, WE MAY BE NEGATIVELY IMPACTED BY FLUCTUATIONS IN EXCHANGE RATES.

While our consolidated financial statements are reported in United States dollars, a significant portion of our business operations are conducted in Canadian dollars. If the rate for exchanging Canadian dollars for United States dollars drops, our financial position will suffer.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established market for our common stock and we cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.


IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

        o  Our ability to complete  additional magazine issues;
        o  Our ability to generate revenues from advertising and editorial sales
        o Increased competition from competitors who offer similar advertising opportunities; and
        o  Our financial condition and results of our operations.

BECAUSE OUR DIRECTORS AND OFFICERS OWN 65.38% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER SHAREHOLDERS.

Our directors and officers own approximately 65.38% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,768,900 shares of common stock offered through this prospectus. The shares include the following:

1. 1,575,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 26, 2003; and

2. 160,000 shares of common stock that a selling shareholder acquired from us in connection with our acquisition of a 100% interest in Achievers Publishing Inc. These shares were issued pursuant to
         Section 4(2) of the Securities Act of 1933.

3. 33,900 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 31, 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

Nore Mamprelyan   250,000      250,000           Nil           Nil
8500 Littlemore
Place
Richmond, B.C.
Canada

Hougas Cavak      250,000      250,000           Nil           Nil
6111 Tiffany Blvd.
Richmond, B.C.
Canada

Greg Yanke        250,000      250,000           Nil           Nil
145 St. Georges Ave
Suite 1008
North Vancouver, B.C.
Canada

Arsaluys Tavukciyan 250,000    250,000           Nil           Nil
560 Cardero Street
Suite 601
Vancouver, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

John Plaschinski  235,000      235,000           Nil           Nil
1237 Burrard Street
Vancouver, B.C.
Canada

Ingrid Berg       250,000      250,000           Nil           Nil
17392 Hillview Place
Surrey, B.C.
Canada

Jack Timurian     250,000      250,000           Nil           Nil
17392 Hillview Place
Surrey, B.C.
Canada

Ray Torresan          400          400           Nil           Nil
2295 West 1st Ave.
Suite 4
Vancouver, B.C.
Canada

Ohannes Isbeceryan    400          400           Nil           Nil
5407 West Vista Ct.
West Vancouver, B.C.
Canada

Kamer Karakas         400          400           Nil           Nil
1175 Gordon Ave.
West Vancouver, B.C.
Canada

Beverley Lawson    20,000       20,000           Nil           Nil
938 Nelson Street
Suite 4603
Vancouver, B.C.
Canada

Murat Imren           400          400           Nil           Nil
1825 Palmerston Ave.
West Vancouver, B.C.
Canada

Tom Newton            400          400           Nil           Nil
1533 Grand Blvd.
North Vancouver, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

Nottingham Ventures 1,500        1,500           Nil           Nil
Group
(Rob Dawson)
2353 Nottingham Pl.
Port Coquitlam, B.C.
Canada

Arkun Durmaz          400          400           Nil           Nil
4539 West 7th Ave.
Vancouver, B.C.
Canada

Lynne Katona          400          400           Nil           Nil
1938 Cardinal Cres.
North Vancouver, B.C.
Canada

Michael Bidu          400          400           Nil           Nil
3711 Princess St.
North Vancouver, B.C.
Canada

Ioana Bidu            400          400           Nil           Nil
3711 Princess St.
North Vancouver, B.C.
Canada

Michael Townsend      400          400           Nil           Nil
2948 West 28th Ave.
Vancouver, B.C.
Canada

Irving & Co.        1,500        1,500           Nil           Nil
(Peter Irving
Robert Dawson)
355 Burrard Street
Suite 1100
Vancouver, B.C.
Canada

Jirayir Arslanyan     400          400           Nil           Nil
9813 Waller Crt.
Richmond, B.C.
Canada

Stuart Zukerman       400          400           Nil           Nil
1122 Mainland St.
Vancouver, B.C.
Canada

                                  Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
-----------------------------------------------------------------------

C.A.B. Scharf         400          400           Nil           Nil
9731 Capella Dr.
Richmond, B.C.
Canada

Jacqueline Zukerman   400          400           Nil           Nil
11731 Railway Ave.
Richmond, B.C.
Canada

Grant Karakas         400          400           Nil           Nil
1995 Mathers Ave.
West Vancouver, B.C.
Canada

Peter Irving          750          750           Nil           Nil
936 Selkirk Cres.
Coquitlam, B.C.
Canada

Yolanda Irving        750          750           Nil           Nil
936 Selkirk Cres.
Coquitlam, B.C.
Canada

Edmund Souin          400          400           Nil           Nil
1046 Braeside St.
West Vancouver, B.C.
Canada

Robert Gair         1,000        1,000           Nil           Nil
2858 McBride Avenue
Surrey, B.C.
Canada

Clive Brookes       1,000        1,000           Nil           Nil
2582 O'Hara Lane
Surrey, B.C.
Canada

Evelyn Brookes      1,000        1,000           Nil           Nil
2582 O'Hara Lane
Surrey, B.C.
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,108,900 shares of common stock outstanding on the date of this prospectus.

Arsaluys Tavukciyan is the mother of Arto Tavukciyan, our president and a director.

Ingrid Berg and Jack Timurian are common law spouses.

John Plaschinski was one of the shareholders who sold his interest in Achievers Publishing Inc., our subsidiary, to us.

Greg Yanke has provided us with legal advice in connection with our subsidiary's business in British Columbia.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. This price does not have any relationship to the book value of our common stock.


The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,056.03 The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Arto Tavukciyan                  45
Lyndon Grove                     69

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Arto Tavukciyan                  45             President, Secretary,
                                                Treasurer, Chief
                                                Executive Officer and
                                                Principal Accounting
                                                Officer

Lyndon Grove                     69             Vice President of
                                                Editorial Production

Alexander Ozer                   45             Vice President of
                                                Marketing and Promotion

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Arto Tavukciyan has acted as our president, secretary, treasurer, chief executive officer and as a director since our inception. He is a graphic designer who concurrently established a private company, One Man Ad Machine Ltd., and a studio in Vancouver in 1992 in order to serve a diversity of clients, including major advertising and public relations agencies.

As founding art director, and subsequently production manager, of NUVO Magazine, he was primarily responsible for that publication's selection as Best Printed Magazine in North America by the Printing Industries of America. Thereafter, Mr. Tavukciyan was commissioned to redesign Luxury, a Toronto-based national magazine. He is primarily responsible for the operations and financial direction of the Company, as well as for photography, artwork, design and production.

Mr. Tavukciyan devotes approximately 30 hours per week to our business affairs. He is not employed by any other companies.

Lyndon Grove has acted as our vice president of editorial production and as a director since our inception. He previously acted as editor of NUVO Magazine, Vancouver Life and other publications from May 1998 to November 2001. Mr. Grove has had a wide-ranging career in news and entertainment media, advertising and public relations. His work has appeared in various magazines and newspapers including the Globe and Mail, Westworld and Bon Appetit. He is also the author or co-author of four non-fiction books on a diversity of subjects. Campaigns he has produced have won numerous honors including the International Broadcasting Award and Awards of Excellence from the Public Relations Societies of both Canada and the United States. Mr. Grove has served as consultant to various media chains and advertising agencies, and has taught writing and sales in the broadcast department of the British Columbia Institute of Technology and writing style and magazine production in the journalism department of Vancouver Community College.

Mr. Grove devotes approximately 20 hours per week to our business affairs.    He
is not employed by any other companies.

Alexander Ozer has acted as our vice president of marketing and promotion since our inception. He has been involved at senior levels of the publishing industry for over 20 years. Mr. Ozer began his career in London with Sir Joslyn Stevens' magazine group that included Harpers, Queens and Tatler. Moving to Australia, he published the Millionaire Magazine. Mr. Ozer was also responsible for developing the concept behind and publishing NUVO Magazine, serving as its original publisher and establishing marketing and distribution networks in Canada and the

United States. He acted as publisher of NUVO Magazine from 1997 to 1999. From 1999 to February 2003, Mr. Ozer was a publisher with B2B Publishing Ltd., a private British Columbia company involved in designing and distributing industry specific wall planners. Since February 2003, he has been employed with us.

Mr. Ozer devotes approximately 30 hours per week to our business affairs. He is not employed by any other companies.


Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------
Common         Arto Tavukciyan                  2,840,000       55.59%
Stock          President, Chief
               Executive Officer
               Principal Accounting
               Officer And Director
               355 Burrard Street, 11th Floor
               Vancouver, B.C.
               Canada

Common         Lyndon Grove                       500,000        9.79%
Stock          Vice president of editorial
               production and director
               355 Burrard Street, 11th Floor
               Vancouver, British Columbia
               Canada

Common         Alexander Ozer                           0        0.00%
Stock          Vice president of marketing
               and promotion
               355 Burrard Street, 11th Floor
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       3,340,000       65.38%
Stock          as a Group that consists of       shares
               three people

The percent of class is based on 5,108,900 shares of common stock issued and outstanding as of the date of this prospectus.

There are no arrangements that may result in our change in control of the company.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.


There are no provisions in our charter or by-laws that would delay, defer or prevent a change in control of the company.

Common Stock

As of September 2, 2004, there were 5,108,900 shares of our common stock issued and outstanding that are held by 33 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by the independent accounting firm of S.W. Hatfield, CPA, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                           Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on February 13, 2003 under the laws of the state of Nevada. On that date, Arto Tavukciyan and Lyndon Grove were appointed as our directors. As well, Mr. Tavukciyan was appointed as our president and chief executive officer, Mr. Grove was appointed as our vice president of editorial production and Mr. Alexander Ozer was appointed as our vice president of marketing and promotion.

                             Description Of Business

Business Development


We were incorporated pursuant to the laws of Nevada on February 13, 2003. By a share purchase agreement dated March 31, 2003, we agreed to acquire from Mr. Arto Tavukciyan, our president and a director, and Mr. John Plaschinski, 100% of the issued shares of Achievers Publishing Inc. We purchased the company in consideration of us issuing 840,000 shares of our common stock to Mr. Tavukciyan and an additional 160,000 shares of our common stock to Mr. Plaschinski.

Achievers Publishing Inc. is a private company that was incorporated pursuant to the laws of British Columbia, Canada on March 13, 2003.

Achievers Magazine

Through our wholly  owned  subsidiary,  we are  involved in the  publication  of
"Achievers Magazine". Achievers Magazine contains articles focusing on individuals, institutions, organizations and corporations that have achieved success in their particular industry or are working towards it.

We publish a diversity of articles on industry, arts, sciences, government, charities, education, research, food and fashion that take the form of biographical or human interest stories rather than promotional paid advertisements. To date, the subjects of our articles have featured organizations such as the Canadian Arthritis Society, the University of British Columbia's fertility clinic and the Sumac Ridge Winery. We have also featured individuals such as a man who has overcome cerebral palsy to achieve success in his law practice and in cycling and the founder of Polar Bear Diamonds, a Vancouver-based company involved in the sale of diamonds from Canadian operated mines.

The cover articles in our first four issues featured the principal of Polar Bear diamonds, the University of British Columbia Fertility Clinic and Kate Hammett Vaughan, an award-winning jazz singer, and Vancouver College.

We intend to publish four issues of Achievers Magazine each year. To date, we have published four issues: one in June 2003, September 2003, November 2003 and April 2004. Each issue of Achievers Magazine contains approximately 72 pages, approximately 52 of which constitute articles and approximately 20 of which are advertising. We print 40,000 copies of each issue.

Advertising and Editorial Revenue

Our magazine sells and carries conventional advertising. The size of each advertisement ranges from one-half to two full pages. Our vice-president of promotion and marketing, Mr. Alexander Ozer, is responsible for approaching potential advertisers and negotiating and executing advertising contracts with them. Our advertising rates are as follows:

Type and Size of                    Three Issues       Five Issues
 Advertisement     One Issue    (per advertisement) (per advertisement)

Full page            $2,900           $2,500             $1,850
Two-thirds page      $2,200           $1,850             $1,500
Half page            $1,850           $1,500             $1,500
One-third page       $1,500           $1,300             $1,100

Inside front cover   $5,200           $5,200             $5,200
Inside back cover    $3,700           $3,700             $3,700
Back cover           $5,200           $5,200             $5,200

Double page spread   $4,450           $3,700             $3,000

To date, our advertisers have typically been Vancouver-based or national businesses that market products to high net worth individuals. In the first issue of our magazine, our advertisers included Rolex Watches, Omega Watches, Land Rover, Lugaro Jewelers, Jaguar Vancouver and BMW Vancouver retailers.


What sets Achievers Magazine apart from conventional periodicals is that the preparation of our editorial content provides us with a revenue stream. We offer individuals and companies in need of publicity with the opportunity to be featured in an article. In order to be the subject of one of our magazine articles, these parties must pay us a fee of approximately $1,000 per editorial page. Due to the experience of our editor, Lyndon Grove, and our art director, Arto Tavukciyan, in advertising and public relations, we are able to produce articles that do not resemble an advertorial, or paid advertisement. Instead, our articles serve the needs of clients while entertaining and informing readers.

We do not disclose in the magazine that the subjects of articles pay for a portion of production costs. The Competition Act, the only Canadian law that applies to media advertising in the country, ensures that competitive advertised claims are fair and not misleading. The Competition Act does not address the subject of paid advertisements and disclosure of such arrangements.

We do not charge readers for our magazine. They are distributed to consumers free of charge with the Vancouver Sun, one of Vancouver's two daily newspapers.

Production Costs

The cost of publishing one issue of Achievers Magazine is approximately $33,000. This amount consists of printing costs of $24,000, distribution costs ranging from 4,500 to $6,000 depending on the number of pages contained in an issue of our magazine and photography, writing and scanning costs of $3,000. The revenue that we generate from each issue of our magazine is approximately $63,000.


In addition, we pay or accrue fees of $1,875 per month to each  of our officers:
Arto Tavukciyan, Lyndon Grove and Alexander Ozer. Mr. Tavukciyan receives these fees for acting as co-publisher and creative director of our magazine. Mr. Grove receives these fees for acting as editor of our magazine. Mr. Ozer receives these fees for acting as our co-publisher and sales director. At April 30, 2004, $55,879 is due and owing to our officers.

In total, our printing and operating costs directly related to our magazine publishing business are approximately $14,000 per month. We also incur general and administrative expenses and rent costs of approximately $5,000 per month. As a result, we have operated at a net loss since inception. From our incorporation on February 13, 2004 to April 30, 2004, we have incurred a net loss of $66,464.


Magazine Distribution

We  have  a  distribution   agreement  for  Achievers   Magazine  with  Canadian
Alternative Distribution Services and the Vancouver Sun, British Columbia's most read daily newspaper based in Vancouver, British Columbia.


Pursuant to the agreement, they agreed to deliver Achievers Magazine free insert with the Vancouver Sun from February 25, 2003 to December 31, 2004 to a minimum of 40,000 high-income households in the greater Vancouver area. For this service, we pay $250 Canadian funds, or approximately $185, per thousand deliveries for a maximum page count of 186 pages. All of our magazine issues have been under 100 pages in volume and will continue to be under this number.

Our distribution agreement with the Vancouver Sun and Alternative Distribution Services does not specifically mention a termination date. However, it does state that the distribution rates we are provided are in effect until December 31, 2004. At that time, we must attempt to renew the rate or negotiate new rates.


The Vancouver Sun has verbally indicated that it is prepared to continue with the distribution agreement. However, it is not legal bound to do so unless we enter into a new distribution agreement for 2005.

If we are unable to extend or renegotiate our agreement with the Vancouver Sun, we will need to find another distributor for our magazine. While we have discussed such an arrangement with other Canadian daily newspapers, we do not have an operating agreement in this regard.

We are entirely dependent upon the Vancouver Sun for the distribution of our magazine. We do not utilize any additional sources of distribution.

Employees

We have three part-time employees and no full time employees. Our sole employees are our directors and officers. Our president, Mr. Arto Tavukciyan, acts as our co-publisher and as our creative director. Our other director, Mr. Lyndon Grove, is the editor of Achievers Magazine. Our vice-president of promotion and marketing, Mr. Alexander Ozer, acts as our co-publisher and sales director. Mr. Tavukciyan and Ozer commit approximately 90% of their business time to our affairs. Mr. Grove commits approximately 25% of his business time to our affairs.

We have a management agreement with our president, Mr. Arto Tavukciyan, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $1,875 per month, for his services as our co-publisher and creative director.

We have a verbal consulting agreement with our vice president of editorial production, Mr. Lyndon Grove, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $1,875 per month, for his services as our editor.

We have a verbal consulting agreement with our vice president of sales and marketing, Mr. Alexander Ozer, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $1,875 per month for his services as our co-publisher and sales director.

We do not have any written agreements with any writers or photographers. We retain their services on a freelance basis as is customary in the magazine publishing industry.

Future Development

We intend to expand our business by increasing the amount of content in our magazine and thereby increasing advertising and editorial revenue.

Based on the success of our operations, we intend to expand our business plan into other cities in Canada. We chose Vancouver as the first city in which to publish Achievers Magazine based on its significant population and our directors' and officers' business contacts in the area. It is also the place of residence of our directors and officers.

We also intend to seek distribution arrangements in the Toronto, Ontario and Montreal, Quebec areas which would enable us to publish variations of Achievers Magazine in those cities. Our article content and advertising would be tailored to those local markets.

We have had preliminary discussions with three Canadian daily newspapers regarding distribution of our magazine: the Toronto Globe and Mail, the Montreal Gazette and the Calgary Herald.

Research and Development

We have not conducted any research and development activities since our incorporation.


Competition

The publishing industry, in general, is intensively competitive and there can be no assurance that we will be successful in attracting sufficient numbers of advertisers in order to ensure our profitability.

Our chief competition is from magazines, newspapers and other print media that rely on advertising. There are currently over 1,000 magazines published in Canada, most of which are modest enterprises, with a few large companies. The survival rate for new magazines is low due to the challenges of distribution and revenue generation from advertising and readership sales.


In the publishing industry, we are one of many small magazines with limited circulation. We do not currently have a significant impact within the Vancouver or Canadian magazine sector.

We hope to overcome the competitive advantages of larger magazines through our unique revenue generation plan to subsidize the cost of our content by having parties featured in the magazine's articles pay fees for the preparation of the articles. For most of our competitors, providing reader content in the form of articles is expensive and does not generate any revenue.


We hope to overcome the competitive advantages of larger magazines through our unique revenue generation plan to subsidize the cost of our content by having parties featured in the magazine's articles share in production costs. For most of our competitors, providing reader content in the form of articles is expensive.

Patents and Trademarks

We have applied for trademark protection of our Achievers Magazine logo magazine name in Canada and United States. We are not able to trademark our magazine name as it is too common.

Government Regulations

We do not expect governmental regulations to materially restrict our business operations. Existing laws with which we must comply cover issues that include:

o    sales and other taxes;
o    pricing controls;
o    libel and defamation; and
o    copyright and trademark infringement.

New laws may impact our ability to market our magazine in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

Subsidiaries

We own a 100% interest in Achievers Publishing Inc., a British Columbia company that publishes Achievers Magazine.

                                Plan Of Operation

Overview

We were incorporated pursuant to the laws of Nevada on February 13, 2003. We did not commence business operations until we acquired a 100% interest in our wholly owned subsidiary, Achievers Publishing Inc. By a share purchase agreement dated March 31, 2003, we agreed to acquire from Mr. Arto Tavukciyan, our president and a director, and Mr. John Plaschinski, 100% of the issued shares of Achievers Publishing Inc. We purchased the company in consideration of us issuing 840,000 shares of our common stock to Mr. Tavukciyan and an additional 160,000 shares of our common stock to Mr. Plaschinski.

Achievers Publishing Inc. is a private company that was incorporated pursuant to the laws of British Columbia, Canada on March 13, 2003.

Our acquisition of Achievers Publishing Inc. effected a change in control of our company and was accounted for as a "reverse acquisition" whereby Achievers Publishing Inc. is the accounting acquiror for financial statement purposes.

Our plan of operation for the twelve months following the date of this prospectus is to publish an additional four issues of Achievers Magazine. We anticipate that the average cost to publish each issue of Achievers Magazine will continue to be $33,000. Total costs for the four issues to be published within the next year are therefore $132,000.

We do not plan to conduct any product research and development, purchase any significant equipment or increase our number of employees in the next 12 months. We will focus our efforts on ensuring our magazine content is of good quality by interviewing and arranging for suitable subjects for our magazine articles. In addition, we will attempt to expand our base of advertisers.

During the same period, we expect to pay or accrue a total of $1,875 to each of our three directors and officers. All fees accrued for the next 12 months will equal $66,600.

As well, we anticipate spending an additional $30,000 on administrative costs such as accounting and auditing fees, professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $228,600.

At April 30, 2004, our current assets consisted of $55,317 in accounts receivable. We did not have any cash on hand at that date. Accordingly, we will have to raise additional funds in the next twelve months in order to sustain and expand our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. We do not have any arrangements in place for any future equity financing.

Results Of Operations

Period from February 13, 2003 (inception) to July 31, 2003

We earned $78,008 in revenue from our operations during the period from our incorporation on February 13, 2003 to our fiscal year end of July 31, 2003. During the same period, we incurred $48,065 in total production costs. Accordingly, we realized a gross profit of $29,943 from operations during the period.

We incurred operating expenses in the amount of $48,832 for the period from our inception on February 13, 2003 to July 31, 2003. These operating expenses were comprised of $31,480 in executive compensation paid or accrued to our directors and officers, rent costs of $6,285 and $11,067 in general and administrative expenses. Accordingly, we realized a net loss for the period of $20,208.


Nine Months from August 1, 2003 to April 30, 2004

We earned $191,466 in revenue from our operations during the nine-month period from August 1, 2003 to April 30, 2004. During the same period, we incurred $146,080 in total production costs. Accordingly, we realized a gross profit of $45,386 from operations during the period.

We incurred operating expenses in the amount of $92,918 for the period from August 1, 2003 to April 30, 2004. These operating expenses were comprised of $50,639 in executive compensation paid or accrued to our directors and officers, rent costs of $10,125 and $32,154 in general and administrative expenses. Accordingly, we realized a net loss for the period of $47,532.

Our revenue and production costs increased significantly in the interim period ended April 30, 2004 due to an increase in the number of issues of Achievers Magazine that we published. In the period from our inception on February 13, 2003 to July 31, 2003, we only published one issue of our magazine. From August 1, 2003 to April 30, 2004, we published three issues.

We have not attained profitable operations and are dependent upon obtaining financing to continue operations.

We have not attained profitable operations and are dependent upon obtaining financing to continue operations.

                             Description Of Property

We do not own an interest in any real property. Our offices are located at 355 Burrard Street, 11th Floor, Vancouver, British Columbia, Canada. We are a party to a sublease agreement dated February 15, 2003 with One Man Ad Machine Ltd., a private company owned by our president, Arto Tavukciyan, whereby it rents office space and provides related services to us for $1,150 per month. The agreement covered an initial term of six months and continues in effect from month to month until terminated by One Man Ad Machine Ltd. on one month's notice or by us on two month's notice.

            Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.


By an agreement dated March 31, 2003, we acquired a 100% interest in Achievers Publishing Inc. for 1,000,000 shares of our common stock. One of the vendors of Achievers Publishing Inc. was Mr. Arto Tavukciyan, our president, our sole promoter and a director. Mr. Tavukciyan received 840,000 for selling his interest in the private company to us.

We are a party to an office rental agreement with One Man Ad Machine Ltd., a private company owned by Arto Tavukciyan, whereby we rent office space and related services for $1,150 per month.


The shares issued to Mr. Tavukciyan are restricted securities. After one-year from the date these shares were issued, Mr. Tavukciyan may sell these shares in accordance with Rule 144. Rule 144 provides that shares equal to 1% of our issued and outstanding capital may be sold in a given three-month period. The share certificates issued to Mr. Tavukciyan are affixed with a legend restricting their transfer.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  33  registered
shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public after March 14, 2003 and an additional 840,000 of our shares are available for resale after March 31, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 51,089, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,340,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                             Executive Compensation

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 13, 2003 to July 31, 2003 and for the nine month period from August 1, 2003 to April 30, 2004.

                               Annual Compensation

                                Other Restricted Options/  LTIP     Other
                                        Stock  * SARs      payouts  Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
_______________________________________________________________________

Arto    Pres., 2004  $16,879  0      0        0             0        0
Tavuk-  CEO &  2003  $10,493  0      0        0             0        0
ciyan   Dir.

Lyndon  Sec.,  2004  $16,879  0      0        0             0        0
Grove   & Dir.       $10,493  0      0        0             0        0

Alex-   V.P.   2004  $16,879  0      0        0             0        0
ander                $10,493  0      0        0             0        0
Ozer

We pay Mssrs. Tavukciyan, Grove and Ozer $2,500 Canadian dollars per month, or approximately $1,875 United States dollars, each for their services. Of the compensation provided to Mssrs. Tavukciyan, Grove and Ozer since our inception, $42,560 has been paid to them and an additional $55,879 has been accrued.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We have a management agreement with our president, Mr. Arto Tavukciyan, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $1,875 per month, for his services as our co-publisher and creative director.

We have a consulting agreement with our vice president of editorial production, Mr. Lyndon Grove, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $1,875 per month, for his services as our editor.

We have a consulting agreement with our vice president of sales and marketing, Mr. Alexander Ozer, whereby we pay him $2,500 Canadian dollars per month, equivalent to approximately $1,875 per month for his services as our co-publisher and sales director.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending July 31, 2003, including:

  a. Auditors Report;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to Financial Statements

3. Interim financial statements for the period ending April 30, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

The required financial statements begin on page F-1 of this document.

                            ACHIEVERS MAGAZINE, INC.
                                 AND SUBSIDIARY

                        Consolidated Financial Statements
                                       and
                          Independent Auditor's Report

                                  July 31, 2003






                                     [LOGO]
                               S. W. Hatfield, CPA
                          certified public accountants

                     Use our past to assist your future. sm

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

                                    CONTENTS


                                                                  Page
                                                                  ----

Report of Independent Certified Public Accountants                F-2

Consolidated financial statements

   Balance Sheet
     as of July 31, 2003                                          F-3

   Statements of Operations
     for the period from February 13, 2003(date of
       incorporation) through July 31, 2003                       F-4

   Statement of Changes in Shareholders' Equity
     for the period from February 13, 2003 (date of
       incorporation) through July 31, 2003                       F-5

   Statements of Cash Flows
     for the period from February 13, 2003 (date of
       incorporation) through July 31, 2003                       F-6

   Notes to Financial Statements                                  F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

Board of Directors and Shareholders
Achievers Magazine, Inc.

We have audited the accompanying consolidated balance sheet of Achievers Magazine, Inc. (a Nevada corporation) and Subsidiary as of July 31, 2003 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the period from February 13, 2003 (date of incorporation) through July 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Achievers Magazine, Inc. as of July 31, 2003 and the results of its consolidated operations and cash flows for the period from February 13, 2003 (date of incorporation) through July 31, 2003, , in conformity with accounting principles generally accepted in the United States of America.



                                                  S. W. HATFIELD, CPA
Dallas, Texas
December 4, 2003

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  July 31, 2003

                                                                   July 31,
                                                                     2003
                                                                   --------

                                     ASSETS
                                     ------
Current Assets
   Cash on hand and in bank                                         $13,566
   Accounts receivable - trade, net of
     allowance for doubtful accounts of $-0-                         41,552
                                                                     ------

       Total current assets                                          55,118
                                                                     ------

Total Assets                                                        $55,118
                                                                     ======


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
   Accounts payable - trade                                         $18,044
   Other accrued liabilities                                          1,821
   Accrued taxes payable                                              3,050
   Amounts payable to related parties                                27,534
   Deferred revenues                                                 13,517
                                                                     ------

     Total Liabilities                                               63,966
                                                                     ------


Commitments and Contingencies


Stockholders' Equity Common stock - $0.001 par value.
     75,000,000 shares authorized.
     5,108,900 shares issued and outstanding                          5,109
   Additional paid-in capital                                         8,601
   Cumulative other comprehensive income                             (1,319)
   Retained earnings                                                (18,889)
                                                                     ------
                                                                     (6,498)
   Stock subscription receivable                                     (2,350)
                                                                     ------

     Total Stockholders' Equity                                      (8,848)
                                                                     -------

Total Liabilities and Stockholders' Equity                           $55,118
                                                                      ======



The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F-3

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) Period from February 13, 2003 (date of incorporation) through July 31, 2003


                                                            Period from
                                                         February 13, 2003
                                                      (date of incorporation)
                                                              through
                                                           July 31, 2003
                                                           -------------

Revenues                                                      $78,008
                                                               ------

Cost of Production
   Printing                                                    36,799
   Other direct production costs                               11,266
                                                               ------

     Total cost of production                                  48,065
                                                               ------

Gross Profit                                                   29,943
                                                               ------

Operating Expenses
   Executive compensation                                      31,480
   Rent expense                                                 6,285
   Other general and administrative expenses                   11,067
                                                               ------

     Total operating expenses                                  48,832
                                                               ------

Loss from operations and provision for income taxes           (18,889)

Provision for income taxes                                          -
                                                              -------

Net Income (Loss)                                             (18,889)

Other comprehensive income
   Foreign currency translation                                (1,319)
                                                               ------

Comprehensive Income (Loss)                                  $(20,208)
                                                               ======

Loss per weighted-average share
   of common stock outstanding,
   computed on net loss
   - basic and fully diluted                                      nil
                                                               ======

Weighted-average number
   of common shares outstanding                             4,249,606
                                                            =========



The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F-4

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
   Period from February 13, 2003 (date of incorporation) through July 31, 2003


                                                                                 Cumulative
                                 Common Stock         Additional                   other           Stock
                                 ------------           paid-in      Retained   comprehensive   subscription
                              Shares      Amount        capital      earnings      Income         receivable     Total
                            ---------    --------     ----------     --------     -----------   ------------   --------
Common stock
   issued at initial
   capitalization              5,075,000    $5,075      $    160       $     -     $     -        $(2,250)     $ 2,985

Sale of common
   stock pursuant to
   private placement
   memorandum                     33,900       339         8,441             -           -           (100)       8,680

Other comprehensive
   income - foreign
   currency translation                -         -             -             -      (1,319)             -       (1,319)


Net loss for the period                -         -             -       (18,889)          -              -      (18,889)
                               ---------    ------      --------        ------     -------      ----------      ------

Balances at
   July 31, 2003               5,108,900    $5,109      $  8,601      $(18,889)    $(1,319)       $(2,350)     $(8,848)
                               =========     =====      ========        ======       =====        =======       ======





The accompanying notes are an integral part of these consolidated financial statements.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
   Period from February 13, 2003 (date of incorporation) through July 31, 2003


                                                               Period from
                                                            February 13, 2003
                                                         (date of incorporation)
                                                                 through
                                                              July 31, 2003
                                                              -------------
Cash flows from operating activities
   Net income (loss) for the period                              $(18,889)
   Adjustments to reconcile net loss to net
     cash provided by operating activities
       (Increase) Decrease in
         Accounts receivable - trade                              (41,552)
       Increase (Decrease) in
         Accounts payable - trade                                  18,044
         Other accrued liabilities                                  1,821
         Accrued taxes payable                                      3,050
         Amounts due to related parties for operating
         expenses                                                  27,534
         Deferred revenues                                         13,517
                                                                   ------

Net cash used in operating activities                               3,525
                                                                   ------


Cash flows from investing activities                                    -
                                                                   ------


Cash flows from financing activities
   Proceeds from sale of common stock                              11,360
                                                                   ------

Net cash provided by financing activities                          11,360
                                                                   ------

Increase in Cash                                                   14,885

Cumulative foreign currency translation effect                     (1,319)
Cash at beginning of period                                             -
                                                                   ------

Cash at end of period                                             $13,566
                                                                   ======

Supplemental disclosure of
   interest and income taxes paid
   Interest paid for the period                                   $     -
                                                                   ======
   Income taxes paid for the period                               $     -
                                                                   ======

Supplemental disclosure of
   non-cash investing and financing activities                    $     -
                                                                   ======


The accompanying notes are an integral part of these consolidated financial statements.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - Organization and Description of Business

Achievers Magazine,Inc.(Company) was incorporated on February 13, 2003 under the laws of the State of Nevada.

The Company owns a 100% interest in Achievers Publishing Inc. (Publishing), a British Columbia, Canada corporation formed on March 11, 2003, that publishes a magazine titled "Achievers Magazine" containing articles focusing on individuals, institutions, organizations and corporations that have achieved success or are working towards it. Publishing intends to publish a magazine which includes a diversity of articles on industry, arts, sciences, government, charities, education, research, food and fashion. While "Achievers Magazine" sells conventional advertising, it also generates additional revenue through the participation of individuals and companies in need of publicity. These parties, which are featured in the magazine's articles, share in the cost of production (i.e. writing, photography and artwork).

The controlling shareholder of Achievers Magazine, Inc. was also the controlling shareholder and officer of Achievers Publishing, Inc.at the date of the business combination transaction between the two companies.

Publishing has negotiated a distribution arrangement for Achievers Magazine with The Vancouver Sun, a daily newspaper based in Vancouver, British Columbia, Canada. The Vancouver Sun has agreed to deliver Achievers Magazine at a fee of $165 USD per 1,000 copies with The Vancouver Sun for a two year period to a minimum of 40,000 high-income households in the greater Vancouver, British Columbia, Canada area.

The initial issue of Achievers Magazine was printed in May 2003 and distributed to the public in June 2003.


NOTE B - Preparation of Financial Statements

Achievers Magazine (US) was founded at the direction of an individual who is also a significant shareholder and officer of Achievers Publishing (CN). The acquisition of Achievers Publishing (CN) by Achievers Magazine (US) effected a change in control of Achievers Magazine (US) and was accounted for as a "reverse acquisition" whereby Achievers Publishing (CN) is the accounting acquiror for financial statement purposes.

Due to the common ownership and management of both entities, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" - Transactions between Entities Under Common Control (Paragraphs .201-.208). Accordingly, pursuant to the guidance provided in Paragraph .204, the financial statements of the Company reflect the historical financial statements of Achievers Magazine (US) and Achievers Publishing (CN) on an "as-if-pooled" basis as the entities are virtual alter egos of each other.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of July 31. All financial transactions reported in the accompanying consolidated financial statements have been presented in U. S. Dollars.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce consolidated financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE B - Preparation of Financial Statements - Continued

The accompanying consolidated financial statements contain the accounts of Achievers Magazine, Inc. and its wholly-owned subsidiary, Achievers Publishing, Inc. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying consolidated financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.


NOTE C - Summary of Significant Accounting Policies

1.   Currency translation
     --------------------

     The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the FAS No. 52 "Foreign Currency Translation".

     Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder's Equity, if applicable.

     Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in Other Items on the Statement of Operations

2.   Cash and cash equivalents
     -------------------------

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

3.   Revenue recognition and accounts receivable
     -------------------------------------------

     The Company recognizes revenue upon the publication and distribution of the respective issue for which either advertising or editorial copy has been provided and billed for and, accordingly, when collection is reasonably assured and the Company has no remaining performance obligations and no right of return by or rebate to the advertiser exists.

     Prepayments  and/or  deposits  on  advertising  or  editorial  copy  to  be
     published  in  future  issues  is  deferred  until  the   publication   and
     distribution date of the respective issue.

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located principally in the Vancouver, British Columbia, Canada metropolitan area or represent products widely available in this geographic area. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE C - Summary of Significant Accounting Policies - Continued

4.   Organization costs
     ------------------

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

5.   Deferred revenues
     -----------------

     Amounts billed and/or paid in advance of the publication date of a specific
     issue  of  "Achievers   Magazine"  are  deferred  and   recognized  on  the
     distribution date of the corresponding publication.

6.   Production costs
     ----------------

     Costs of production include direct printing costs and other expenses associated with professional services provided by individual writers, photographers, designers, and distribution companies. These costs recognized concurrent with the distribution date of the corresponding publication.

7.   Advertising costs
     -----------------

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

8.   Income Taxes
     ------------

     The Company uses the asset and liability method of accounting for income taxes. At July 31, 2003, the deferred tax asset and deferred tax liability accounts, as recorded when material to the consolidated financial statements, are entirely the result of temporary differences. Temporary differences typically represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals. At July 31, 2003, the Company has no temporary differences.

9.   Earnings (loss) per share
     -------------------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

     At July 31, 2003, the Company had no outstanding common stock equivalents.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE C - Summary of Significant Accounting Policies - Continued

10.  New and Pending Accounting Pronouncements
     -----------------------------------------

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. We do not expect the adoption to have a material impact to our financial position or results of operations.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No.133 on Derivative Instruments and Hedging Activities". SFAS No.149 amends SFAS No.133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No.149 did not have a material impact on our results of operations or financial position.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our results of operations or financial position.


NOTE D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE E - Income Taxes

The components of income tax (benefit) expense for the period from February 13, 2003 (date of incorporation) through July 31, 2003, is as follows:

                                                   Period from
                                                February 13, 2003
                                             (date of incorporation)
                                                     through
                                                  July 31, 2003
                                                  -------------
     Federal:
       Current                                       $     -
       Deferred                                            -
                                                     -------
                                                           -
                                                     -------
     State:
       Current                                             -
       Deferred                                            -
                                                     -------
                                                           -
                                                     -------
     Total                                           $     -
                                                     =======

Achievers Magazine, Inc. files a separate company Corporation Income Tax Return in the United States. Achievers Publishing, Inc. files a separate company Income Tax Return in accordance with the Laws of British Columbia, Canada.

As of July 31, 2003, the Company has a United States net operating loss carryforward of approximately $20,000 to offset future domestic taxable income, subject to the appropriate regulations. The amount and availability of any United States net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the period from February 13, 2003 (date of incorporation) through July 31, 2003 differed from the United States statutory rate of 34% as follows:
                                                               Period from
                                                            February 13, 2003
                                                         (date of incorporation)
                                                                 through
                                                              July 31, 2003
                                                              -------------


Statutory rate applied to income (loss) before income taxes    $ (6,870)
Increase (decrease) in income taxes resulting from:
     Canadian and State income taxes                             (6,241)
     Other, including reserve for deferred
       tax asset and effect of graduated tax rates               13,111
                                                                 ------

       Income tax expense                                      $      -
                                                                 ======


                (Remainder of this page left blank intentionally)

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE E - Income Taxes - Continued

Temporary differences, typically consists of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities, as well as the impact of net operating loss carryforwards, give rise to deferred tax assets and liabilities as of July 31, 2003. As of July 31, 2003, the Company has no temporary differences other than the net operating loss carryforwards.

                                                           July 31,
                                                             2003
                                                           -------
   Deferred tax assets
     Net operating loss carryforwards                    $ 13,100
     Less valuation allowance                             (13,100)
                                                          --------

       Net Deferred Tax Asset                            $      -
                                                          ========

During the period ended July 31, 2003, the valuation allowance increased by approximately $13,100.


NOTE F - Equity Transactions

At its February 13, 2003 formation, the Company sold an aggregate 5,075,000 shares of restricted, unregistered common stock to its initial shareholders for gross proceeds and/or payment of various items on behalf of the Company of approximately $5,235 of which approximately $2,250 remains due and payable by the founding shareholders.

A summary of the initial capitalization received in cash is as follows:

                                                                                         Subscription
  Date of                                                     Number       Proceeds or    receivable
   Issue                       Issuee                       of Shares       Valuation      @ 7/31/03
 ---------      -------------------------------------      ------------   -------------   -----------
Capitalization of Achievers Publishing, Inc.
--------------------------------------------
   (exchanged for shares in Achievers Magazine, Inc.)
3/11/2003       Arto Tavukciyan                                840,000       $   840        $    -
3/11/2003       John Plascinski                                160,000           160             -
                                                            ----------        ------         -----
                                                             1,000,000         1,000             -
                                                            ----------        ------         -----
Capitalization of Achievers Magazine, Inc.
3/14/2003       Arto Tavukciyan                              2,000,000         2,000         1,800
3/14/2003       Lyndon Grove                                   500,000           500           450
3/26/2003       John Plascinski                                 75,000            75             -
3/26/2003       Nore Mamprelyan                                250,000           250             -
3/26/2003       Hougas Cavak                                   250,000           250             -
3/26/2003       Greg Yanke                                     250,000           250             -
3/26/2003       Arsaluys Tavukciyan                            250,000           250             -
3/26/2003       Ingrid Berg                                    250,000           250             -
3/26/2003       Jack Timurian                                  250,000           250             -
                                                            ----------        ------         -----
                                                             4,075,000         4,075         2,250
                                                            ----------        ------         -----
                Total initial capitalization                 5,075,000        $5,235        $2,250
                                                            ==========         =====         =====


During the period from July 2, 2003 through July 31, 2003, the Company sold an aggregate of 33,900 shares of common stock pursuant to a Private Placement Memorandum, dated May 12, 2003. A summary of the terms and conditions of the Private Placement Memorandum is as follows:

Securities Being Offered:    Up to 200,000 shares of Common Stock of the Company
Purchase Price:              $0.25 USD per share.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE F - Equity Transactions - Continued

Regulation S:           The Shares are being offered pursuant to Regulation S of
                        the Securities Act of 1933, as amended.
Use of Proceeds:        If the entire offering is sold, gross  proceeds  to  the
                        Company from the sale of the Shares will be $50,000 USD.
                        Such proceeds will be utilized to pay costs relating  to
                        publication of the Company's initial issue of  Achievers
                        Magazine, as well as for general corporate  and  working
                        capital purposes.
Plan of Distribution:   The Offering is being sold by officers and directors  of
                        the Company.

A summary of the private placement sales received in cash is as follows:

                                                                                            Subscription
  Date of                                                  Number           Proceeds or      receivable
   Issue                     Issuee                       of Shares          Valuation        @ 7/31/03
 ---------      -----------------------------------      ----------         -----------      ------------

07/02/2003      Ray Torresan                                  400            $  100          $     -
07/02/2003      Ohannes Isbeceryan                            400               100                -
07/02/2003      Kamer Karakas                                 400               100                -
07/04/2003      Beverley Lawson                            20,000             5,000                -
07/04/2003      Murat Imren                                   400               100                -
07/07/2003      Tom Newton                                    400               100                -
07/09/2003      The Nottingham Ventures Group               1,500               375                -
07/10/2003      Arkun Durmaz                                  400               100                -
07/10/2003      Lynne Katona                                  400               100                -
07/15/2003      Michael Bidu                                  400               100                -
07/15/2003      Ioana Bidu                                    400               100                -
07/15/2003      Michael Townsend                              400               100                -
07/15/2003      Irving & Co                                 1,500               375                -
07/21/2003      Jirayir Arslanyan                             400               100                -
07/21/2003      Stuart Zukerman                               400               100                -
07/29/2003      Jacqueline Zukerman                           400               100                -
07/29/2003      Hrant Karakas                                 400               100                -
07/29/2003      Peter Irving                                  750               188                -
07/29/2003      Yolanda Irving                                750               187                -
07/29/2003      Edmund Souin                                  400               100                -
07/31/2003      Robert Gair                                 1,000               250                -
07/31/2003      Clive Brooks                                1,000               250                -
07/31/2003      Evelyn Brooks                               1,000               250                -
07/31/2003      C.A.B. Scharf (cash rec'd. 8/6/03)            400               100              100
                                                           ------             -----              ---
                                                           33,900           $ 8,475             $100
                                                           ======             =====              ===



                (Remainder of this page left blank intentionally)

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE G - Amounts due to related parties

The Company has executed a "Management Agreement" with our president, Mr. Arto Tavukciyan, whereby the Company pays or accrues approximately$2,500 CN$ monthly under the terms of this agreement, equivalent to approximately $1,875 USD per month, for his services as our co-publisher and creative director.

The Company has a verbal consulting agreement with our Vice President of Editorial Production, Mr. Lyndon Grove, whereby the Company pays or accrues approximately $2,500 CN$ monthly under the terms of this verbal agreement, equivalent to approximately $1,875 per month, for his services as our editor.

The Company has a verbal consulting agreement with our Vice President of Sales and Marketing, Mr. Alexander Ozer, whereby the Company pays or accrues approximately$2,500 CN$ monthly under the terms of this agreement, equivalent to approximately $1,875 per month for his services as our co-publisher and sales director.

The Company has entered into a formal sublease agreement, dated February 15, 2003, with One Man Ad Machine Ltd. (One Man), a private Canadian company owned by the Company's President, Arto Tavukciyan, whereby the Company rents office space from One Man and One Man provides various office services, as defined in the sublease agreement, to the Company at a fixed rate of approximately $1,500 CN$ per month (approximately $1,050 USD), plus direct charges for out-of-pocket expenses and word processing services, as defined in the sublease agreement. This agreement covered an initial term of six months and continues in effect from month to month until terminated by One Man Ad Machine Ltd. on one month's notice or by the Company on two month's notice.

During the period from February 13, 2003 (Date of Incorporation) to July 31, 2003, the Company incurred the following costs (in USD) under the separate agreements as described above:

                Executive compensation                      $31,480
                Rent                                          6,285
                                                             ------

                                                            $37,765
                                                             ======
These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

At July 31, 2003, accounts payable includes approximately $27,534USD due to the officers and directors of the Company and to One Man, a company owned and controlled by the Company's President.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             April 30, 2004 and 2003

                                   (Unaudited)

                                                                April 30,        April 30,
                                                                  2004             2003
                                                                ---------        ---------
                                     ASSETS
                                     ------
Current Assets
   Cash on hand and in bank                                     $       -       $    3,328
   Accounts receivable - trade                                     55,317           21,466
                                                                 --------        ---------

       Total current assets                                        55,317           24,794
                                                                 --------        ---------

Total Assets                                                    $  55,317       $   24,794
                                                                 ========        =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
   Cash overdraft                                               $   1,972       $        -
   Accounts payable - trade                                        45,627              416
   Other accrued liabilities                                        5,019                -
   Accrued taxes payable                                            1,824            1,553
   Amounts payable to related parties                              55,879           18,164
                                                                  -------           ------

     Total Liabilities                                            110,321           20,133
                                                                  -------           ------


Commitments and Contingencies


Stockholders' Equity Common stock - $0.001 par value.
     75,000,000 shares authorized.
     5,108,900 and 5,075,000 shares issued and outstanding          5,109            5,075
   Additional paid-in capital                                       8,601              160
   Cumulative other comprehensive income                              (43)            (190)
   Retained earnings                                              (66,421)           1,866
                                                                   ------          -------
                                                                  (52,754)           6,911
   Stock subscription receivable                                   (2,250)          (2,250)
                                                                   ------          -------

     Total Stockholders' Equity                                   (55,004)           4,661
                                                                   ------          -------

Total Liabilities and Stockholders' Equity                        $55,317          $24,794
                                                                   ======           ======


   The financial information presented herein has been prepared by management without audit by independent certified public accountants.
       The accompanying notes are an integral part of these consolidated financial statements.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                 Nine and Three months ended April 30, 2004 and
          Period from February 13, 2003 (date of incorporation) through
                                 April 30, 2003

                                   (Unaudited)

                                                                Period from                           Period from
                                                               February 13,                           February 13,
                                                                   2003                                  2003
   `                                                             (date of                             (date of
                                              Nine months      incorporation)    Three months        incorporation)
                                                 ended            through           ended              through
                                               April 30,         April 30,        April 30,            April 30,
                                                 2004              2003              2004                2003
                                          ----------------------------------------------------------------------

Revenues                                        $191,466           $21,607          $67,634            $21,607
                                                 -------            ------           ------             ------

Cost of Production
   Printing                                       92,684                 -           24,501                  -
   Other direct production costs                  53,396             1,287           21,391              1,287
                                                 -------            ------           ------            -------

     Total cost of production                    146,080             1,287           45,893              1,287
                                                 -------            ------           ------            -------

Gross Profit                                      45,386            20,320           21,741             20,320
                                                 -------            ------           ------            -------

Operating Expenses
   Executive compensation                         50,639            15,088           16,876             15,088
   Rent expense                                   10,125             3,142            3,375              3,142
   Other general and administrative expenses      32,154               223           10,798                223
                                                 -------            ------           ------            -------

     Total operating expenses                     92,918            18,454           31,049             18,454
                                                 -------            ------           ------            -------

Loss from operations and
   provision for income taxes                    (47,532)            1,866           (9,308)             1,866

Provision for income taxes                             -                 -                -                  -
                                                 -------            ------           ------             ------

Net Income (Loss)                                (47,532)            1,866           (9,308)             1,866

Other comprehensive income
   Foreign currency translation                    1,276              (190)               -               (190)
                                                 -------            ------           ------             -------

Comprehensive Income (Loss)                     $(46,256)         $  1,676         $ (9,308)         $   1,676
                                                 =======            ======           ======             ======

Loss per weighted-average share
   of common stock outstanding,
   computed on net loss
   - basic and fully diluted                         nil               nil              nil                nil
                                                     ===               ===              ===                ===

Weighted-average number
   of common shares outstanding                5,108,900         3,240,789        5,108,900          3,240,789
                                               =========         =========        =========          =========

   The financial information presented herein has been prepared by management without audit by independent certified public accountants.
       The accompanying notes are an integral part of these consolidated financial statements.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      Nine months ended April 30, 2004 and
          Period from February 13, 2003 (date of incorporation) through
                                 April 30, 2003

                                   (Unaudited)

                                                                    Period from
                                                                    February 13,
                                                                       2003
   `                                                                 (date of
                                                Nine months       incorporation)
                                                   ended             through
                                                  April 30,         April 30,
                                                    2004               2003
                                               ------------       -------------

Cash flows from operating activities
   Net income (loss) for the period             $(46,256)          $  1,676
   Adjustments to reconcile net loss to net
     cash provided by operating activities
       (Increase) Decrease in
         Accounts receivable - trade             (13,765)           (21,466)
       Increase (Decrease) in
         Accounts payable - trade                 27,583                416
         Other accrued liabilities                 3,198                  -
         Accrued taxes payable                   ( 1,226)             1,553
         Amounts due to related parties for
         operating expenses                       28,345             18,164
         Deferred revenues                       (13,517)                 -
                                                  ------             ------

Net cash used in operating activities            (15,638)               343
                                                  ------             ------


Cash flows from investing activities                   -                  -
                                                  ------             ------


Cash flows from financing activities
   Increase in cash overdraft                     (1,972)                 -
   Proceeds from sale of common stock                100              2,985
                                                  ------             ------

Net cash provided by financing activities         (1,872)             2,985
                                                  ------             ------

Increase (Decrease) in Cash                      (13,566)             3,328

Cash at beginning of period                       13,566                  -
                                                  ------             ------

Cash at end of period                           $      -           $  3,328
                                                  ======             ======

Supplemental disclosure of
   interest and income taxes paid
   Interest paid for the period                 $      -           $      -
                                                 =======             ======
   Income taxes paid for the period             $      -           $      -
                                                 =======             ======


   The financial information presented herein has been prepared by management without audit by independent certified public accountants.
       The accompanying notes are an integral part of these consolidated financial statements.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - Organization and Description of Business

Achievers Magazine,Inc.(Company) was incorporated on February 13, 2003 under the laws of the State of Nevada.

The Company owns a 100% interest in Achievers Publishing Inc. (Publishing), a British Columbia, Canada corporation formed on March 11, 2003, that publishes a magazine titled "Achievers Magazine" containing articles focusing on individuals, institutions, organizations and corporations that have achieved success or are working towards it. Publishing intends to publish a magazine which includes a diversity of articles on industry, arts, sciences, government, charities, education, research, food and fashion. While "Achievers Magazine" sells conventional advertising, it also generates additional revenue through the participation of individuals and companies in need of publicity. These parties, which are featured in the magazine's articles, share in the cost of production (i.e. writing, photography and artwork).

The controlling shareholder of Achievers Magazine, Inc. was also the controlling shareholder and officer of Achievers Publishing, Inc.at the date of the business combination transaction between the two companies.

Publishing has negotiated a distribution arrangement for Achievers Magazine with The Vancouver Sun, a daily newspaper based in Vancouver, British Columbia, Canada. The Vancouver Sun has agreed to deliver Achievers Magazine at a fee of $165 USD per 1,000 copies with The Vancouver Sun for a two year period to a minimum of 40,000 high-income households in the greater Vancouver, British Columbia, Canada area.

The initial issue of Achievers Magazine was printed in May 2003 and distributed to the public in June 2003.


NOTE B - Preparation of Financial Statements

Achievers Magazine (US) was founded at the direction of an individual who is also a significant shareholder and officer of Achievers Publishing (CN). The acquisition of Achievers Publishing (CN) by Achievers Magazine (US) effected a change in control of Achievers Magazine (US) and was accounted for as a "reverse acquisition" whereby Achievers Publishing (CN) is the accounting acquiror for financial statement purposes.

Due to the common ownership and management of both entities, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" - Transactions between Entities Under Common Control (Paragraphs .201-.208). Accordingly, pursuant to the guidance provided in Paragraph .204, the financial statements of the Company reflect the historical financial statements of Achievers Magazine (US) and Achievers Publishing (CN) on an "as-if-pooled" basis as the entities are virtual alter egos of each other.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of July 31. All financial transactions reported in the accompanying consolidated financial statements have been presented in U. S. Dollars.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce consolidated financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The accompanying consolidated financial statements contain the accounts of Achievers Magazine, Inc. and its wholly-owned subsidiary, Achievers Publishing, Inc. All significant intercompany transactions have been eliminated. The consolidated entities are collectively referred to as "Company".

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying consolidated financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.


NOTE C - Summary of Significant Accounting Policies

1.   Currency translation
     --------------------
     The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the FAS No. 52 "Foreign Currency Translation".

     Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder's Equity, if applicable.

     Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in Other Items on the Statement of Operations

2.   Cash and cash equivalents
     -------------------------

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE C - Summary of Significant Accounting Policies - Continued

3.   Revenue recognition and accounts receivable
     -------------------------------------------

     The Company recognizes revenue upon the publication and distribution of the respective issue for which either advertising or editorial copy has been provided and billed for and, accordingly, when collection is reasonably assured and the Company has no remaining performance obligations and no right of return by or rebate to the advertiser exists.

     Prepayments  and/or  deposits  on  advertising  or  editorial  copy  to  be
     published  in  future  issues  is  deferred  until  the   publication   and
     distribution date of the respective issue.

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are either located principally in the Vancouver, British Columbia, Canada metropolitan area or represent products widely available in this geographic area. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non- performance.

4.   Organization costs
     ------------------

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

5.   Deferred revenues
     -----------------

     Amounts billed and/or paid in advance of the publication date of a specific
     issue  of  "Achievers   Magazine"  are  deferred  and   recognized  on  the
     distribution date of the corresponding publication.

6.   Production costs
     ----------------

     Costs of production include direct printing costs and other expenses associated with professional services provided by individual writers, photographers, designers, and distribution companies. These costs recognized concurrent with the distribution date of the corresponding publication.

7.   Advertising costs
     -----------------

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

8.   Income Taxes
     ------------

     The Company uses the asset and liability method of accounting for income taxes. At April 30, 2004 and 2003, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the consolidated financial statements, are entirely the result of temporary differences. Temporary differences typically represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals. At April 30, 2004 and 2003, the Company has no temporary differences.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE C - Summary of Significant Accounting Policies - Continued

9.   Earnings (loss) per share
     -------------------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

     At April 30, 2004 and 2003, the Company had no outstanding common stock equivalents.

10.  New and Pending Accounting Pronouncements
     -----------------------------------------

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. We do not expect the adoption to have a material impact to our financial position or results of operations.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No.133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends SFAS No.133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on our results of operations or financial position.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our results of operations or financial position.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


NOTE E - Income Taxes

The components of income tax (benefit) expense for the nine months ended April 30, 2004 and for the period from February 13, 2003 (date of incorporation) through April 30, 2003, as follows:

                                                      Period from
                                                      February 13,
                                                          2003
   `                                                    (date of
                                    Nine months      incorporation)
                                       ended            through
                                      April 30,         April 30,
                                        2004              2003
                                      -------           -------
     Federal:
       Current                        $     -           $     -
       Deferred                             -                 -
                                       ------            ------
                                            -                 -
                                       ------            ------
     State:
       Current                              -                 -
       Deferred                             -                 -
                                       ------            ------
                                            -                 -
                                       ------            ------
     Total                            $     -           $     -
                                       ======            ======

Achievers Magazine, Inc. files a separate company Corporation Income Tax Return in the United States. Achievers Publishing, Inc. files a separate company Income Tax Return in accordance with the Laws of British Columbia, Canada.

As of April 30, 2004, the Company has a United States net operating loss carryforward of approximately $20,000 to offset future domestic taxable income, subject to the appropriate regulations. The amount and availability of any United States net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE E - Income Taxes - Continued

The Company's income tax expense (benefit) for the nine months ended April 30, 2004 and for the period from February 13, 2003 (date of incorporation) through April 30, 2003 differed from the United States statutory rate of 34% as follows:

                                                                                                    Period from
                                                                                                   February 13,
                                                                                                       2003
   `                                                                                                 (date of
                                                                                 Nine months       incorporation)
                                                                                    ended             through
                                                                                  April 30,          April 30,
                                                                                    2004               2003
                                                                             ----------------------------------
Statutory rate applied to income (loss) before income taxes                      $ (15,700)          $    570
Increase (decrease) in income taxes resulting from:
     Canadian and State income taxes                                                     -                  -
     Other, including reserve for deferred
       tax asset and effect of graduated tax rates                                  15,700               (570)
                                                                                    ------               ----

       Income tax expense                                                        $       -           $      -
                                                                                    ======              =====

Temporary differences, typically consists of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities, as well as the impact of net operating loss carryforwards, give rise to deferred tax assets and liabilities as of July 31, 2003. As of April 30, 2004 and 2003, the Company has no temporary differences other than the net operating loss carryforwards.

                                                 April 30,         April 30,
                                                    2004              2003
                                                ------------      ------------
   Deferred tax assets
     Net operating loss carryforwards             $15,700           $     -
     Less valuation allowance                     (15,700)                -
                                                   ------            ------

       Net Deferred Tax Asset                     $     -           $     -
                                                   ======            ======

During the period ended April 30, 2004 and 2003, respectively, the valuation allowance increased by approximately $15,700 and $-0-.


NOTE F - Equity Transactions

At its February 13, 2003 formation, the Company sold an aggregate 5,075,000 shares of restricted, unregistered common stock to its initial shareholders for gross proceeds and/or payment of various items on behalf of the Company of approximately $5,235 of which approximately $2,250 remains due and payable by the founding shareholders.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE F - Equity Transactions - Continued

A summary of the initial capitalization received in cash is as follows:

                                                                                            Subscription
  Date of                                                    Number         Proceeds or      receivable
   Issue                      Issuee                       of Shares         Valuation       @ 7/31/03
 ---------      -------------------------------------     -----------       -----------      -----------
Capitalization of Achievers Publishing, Inc.
--------------------------------------------
   (exchanged for shares in Achievers Magazine, Inc.)
3/11/2003       Arto Tavukciyan                               840,000         $  840           $       -
3/11/2003       John Plascinski                               160,000            160                   -
                                                            ----------         -----           ---------
                                                            1,000,000          1,000                   -
                                                            ---------          -----           ---------
Capitalization of Achievers Magazine, Inc.
------------------------------------------
3/14/2003       Arto Tavukciyan                             2,000,000          2,000               1,800
3/14/2003       Lyndon Grove                                  500,000            500                 450
3/26/2003       John Plascinski                                75,000             75                   -
3/26/2003       Nore Mamprelyan                               250,000            250                   -
3/26/2003       Hougas Cavak                                  250,000            250                   -
3/26/2003       Greg Yanke                                    250,000            250                   -
3/26/2003       Arsaluys Tavukciyan                           250,000            250                   -
3/26/2003       Ingrid Berg                                   250,000            250                   -
3/26/2003       Jack Timurian                                 250,000            250                   -
                                                            ---------          -----           ---------
                                                            4,075,000          4,075               2,250
                                                            ---------          -----           ---------
                Total initial capitalization                5,075,000         $5,235           $   2,250
                                                            =========          =====           =========

During the period from July 2, 2003 through July 31, 2003, the Company sold an aggregate of 33,900 shares of common stock pursuant to a Private Placement Memorandum, dated May 12, 2003. A summary of the terms and conditions of the Private Placement Memorandum is as follows:

Securities Being Offered:           Up to 200,000 shares of Common Stock of the
                                    Company
Purchase Price:                     $0.25 USD per share.
Regulation S:                       The Shares  are  being  offered  pursuant to
                                    Regulation S of the  Securities Act of 1933,
                                    as amended.
Use of Proceeds:                    If  the  entire  offering  is  sold,   gross
                                    proceeds  to  the   Company  from  the  sale
                                    of the  Shares  will be  $50,000  USD.  Such
                                    proceeds  will  be  utilized  to  pay  costs
                                    relating  to  publication  of the  Company's
                                    initial issue of Achievers Magazine, as well
                                    as for general corporate and working capital
                                    purposes.
Plan of Distribution:               The Offering is being sold by  officers  and
                                    directors of the Company.

A summary of the private placement sales received in cash is as follows:

                                                                                         Subscription
  Date of                                                Number         Proceeds or       receivable
   Issue                   Issuee                       of Shares        Valuation         @ 7/31/03
 ---------      ----------------------------------     -----------       ----------      ------------
07/02/2003      Ray Torresan                                  400           $   100      $     -
07/02/2003      Ohannes Isbeceryan                            400               100            -
07/02/2003      Kamer Karakas                                 400               100            -
07/04/2003      Beverley Lawson                            20,000             5,000            -
07/04/2003      Murat Imren                                   400               100            -
07/07/2003      Tom Newton                                    400               100            -


                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE F - Equity Transactions - Continued

                                                                                         Subscription
  Date of                                                Number         Proceeds or       receivable
   Issue                   Issuee                       of Shares        Valuation         @ 7/31/03
 ---------      ----------------------------------     -----------       ----------      ------------

07/09/2003      The Nottingham Ventures Group               1,500               375            -
07/10/2003      Arkun Durmaz                                  400               100            -
07/10/2003      Lynne Katona                                  400               100            -
07/15/2003      Michael Bidu                                  400               100            -
07/15/2003      Ioana Bidu                                    400               100            -
07/15/2003      Michael Townsend                              400               100            -
07/15/2003      Irving & Co                                 1,500               375            -
07/21/2003      Jirayir Arslanyan                             400               100            -
07/21/2003      Stuart Zukerman                               400               100            -
07/29/2003      Jacqueline Zukerman                           400               100            -
07/29/2003      Hrant Karakas                                 400               100            -
07/29/2003      Peter Irving                                  750               188            -
07/29/2003      Yolanda Irving                                750               187            -
07/29/2003      Edmund Souin                                  400               100            -
07/31/2003      Robert Gair                                 1,000               250            -
07/31/2003      Clive Brooks                                1,000               250            -
07/31/2003      Evelyn Brooks                               1,000               250            -
07/31/2003      C.A.B. Scharf (cash rec'd. 8/6/03)            400               100          100
                                                           ------            ------          ---
                                                           33,900           $ 8,475         $100
                                                           ======            ======          ===


NOTE G - Amounts due to related parties

The Company has executed a "Management Agreement" with our president, Mr. Arto Tavukciyan, whereby the Company pays or accrues approximately $2,500 CN$ monthly under the terms of this agreement, equivalent to approximately $1,875 USD per month, for his services as our co-publisher and creative director.

The Company has a verbal consulting agreement with our Vice President of Editorial Production, Mr. Lyndon Grove, whereby the Company pays or accrues approximately $2,500 CN$ monthly under the terms of this verbal agreement, equivalent to approximately $1,875 per month, for his services as our editor.

The Company has a verbal consulting agreement with our Vice President of Sales and Marketing, Mr. Alexander Ozer, whereby the Company pays or accrues approximately $2,500 CN$ monthly under the terms of this agreement, equivalent to approximately $1,875 per month for his services as our co-publisher and sales director.

The Company has entered into a formal sublease agreement, dated February 15, 2003, with One Man Ad Machine Ltd. (One Man), a private Canadian company owned by the Company's President, Arto Tavukciyan, whereby the Company rents office space from One Man and One Man provides various office services, as defined in the sublease agreement, to the Company at a fixed rate of approximately $1,500 CN$ per month (approximately $1,050 USD), plus direct charges for out-of-pocket expenses and word processing services, as defined in the sublease agreement. This agreement covered an initial term of six months and continues in effect from month to month until terminated by One Man Ad Machine Ltd. on one month's notice or by the Company on two month's notice.

                     ACHIEVERS MAGAZINE, INC. AND SUBSIDIARY

NOTE G - Amounts due to related parties - Continued

During nine months ended April 30, 2004 and for the period from February 13, 2003 (date of incorporation) through April 30, 2003, the Company incurred the following costs (in USD) under the separate agreements as described above:

                                                       Period from
                                                       February 13,
                                                           2003
   `                                                    (date of
                                      Nine months     incorporation)
                                        ended             through
                                       April 30,         April 30,
                                         2004              2003
                                       --------         ---------

     Executive compensation            $50,639           $15,088
     Rent                               10,125             3,142
                                        ------            ------
                                       $60,674           $18,230
                                        ======            ======

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

At April 30, 2004 and 2003, respectively, accounts payable includes approximately $55,879 USD and $18,163 USD due to the officers and directors of the Company and to One Man, a company owned and controlled by the Company's President.

             Changes In And Disagreements With Accountants

On August 2, 2004, our independent accountant, S.W. Hatfield, CPA, advised us that he would be resigning after his review of our financial statements for the period ended April 30, 2004. He is not prepared to audit our financial statements for the fiscal year ended July 31, 2004.

S.W. Hatfield's audit report on our financial statements for the period from our incorporation on February 13, 2003 to July 31, 2003 did not contain an adverse option or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with S.W. Hatfield, CPA, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to S.W. Hatfield's satisfaction, would have caused him to make reference to the subject matter of the disagreement in connection with his report.

S.W. Hatfield, CPA did indicate to us that our failure to accept his recommendation that our interim financial statements be prepared to the three-month period ended October 31, 2004 rather than the five-month period ended December 31, 2004 as a principal reason for his resignation. Our Board of Directors has discussed S.W. Hatfield's concerns respecting this matter and has agreed that all further interim financial statements will be prepared on a quarterly basis as requested by the SEC.

We have authorized S.W. Hatfield, CPA to respond fully to the inquiries of our successor accountant, Amisano Hanson, Chartered Accountants, concerning the subject matter of any disagreements he has had with us.


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

                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:


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


         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)    the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     56.03
Transfer Agent Fees                                         $  1,500.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $  4,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 12,056.03
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock to Mr. Arto Tavukciyan and 500,000 shares to Mr. Lyndon Grove on March 14, 2003. Mr. Tavukciyan is our president, chief executive officer and a director. Mr. Grove is vice president of editorial production and a director. Mr. Tavukciyan and Mr. Grove acquired these 2,500,000 shares at a price of $0.0001 per share for total proceeds to us of $250.00. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,575,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on March 26, 2003. The total amount received from this offering was $1,575. We completed this offering pursuant to Regulation S of the Securities Act.

On March 31, 2003, we issued 840,000 and 160,000 shares of our common stock respectively to Mr. Arto Tavukciyan and Mr. John Plaschinski in connection with our acquisition of our subsidiary, Achievers Publishing Inc., from them. Mr. Tavukciyan is our president, chief executive officer and a director. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 in exchange for a 100% interest in our subsidiary. The 1,000,000 shares of common stock are restricted shares as defined in the Securities Act and have been legended accordingly.


Section 4(2) of the Securities Act provides an exemption for a sale of securities by an issuer that does not involve any public offering. For the purposes of this transaction, Mr. Tavukciyan, our president, and his business associate, Mr. Plaschinski, were not members of the public.


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

We completed an offering of 33,900 shares of our common stock at a price of $0.25 per share to a total of 24 purchasers on July 31, 2003. The total amount received from this offering was $8,475. We completed this offering pursuant to Regulation S of the Securities Act.


In conduct offerings of our shares pursuant to Regulation S, we relied upon paragraph 903(b)(3) of that regulation. We complied with the following requirements of this subsection and with the general requirements of Regulation
S:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1             Opinion of Warren J. Soloski, with consent to use*
 10.1             Share Purchase Agreement dated March 31, 2003*
 10.2             Management Agreement dated March 1, 2003*
 10.5             Letter Agreement dated February 25, 2003*
 10.6             Rental Agreement
 16.1             Letter from independent accountant
 23.1             Consent of S.W. Hatfield, Certified Public Accountants

* filed as an exhibit to our registration statement on Form SB-2 dated April 19, 2004


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 3, 2004.

                                            Achievers Magazine, Inc.

                                            By:/s/ Arto Tavukciyan
                                            ---------------------------------
                                            Arto Tavukciyan, President, Chief
                                            Executive Officer, Principal
                                            Accounting Officer and Director


                                Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Arto Tavukciyan, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Arto Tavukciyan     President, Secretary,           September 3, 2004
----------------------- Chief Executive Officer,
Arto Tavukciyan         Principal Financial Officer
                        and Director


/s/ Lyndon Grove        Vice President of Editorial     September 3, 2004
----------------------- Production and Director
Lyndon Grove

/s/ Alexander Ozer      Vice President of Promotion     September 3, 2004
----------------------- and Marketing
Alexander Ozer



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